 As filed with the Securities and Exchange Commission on February 9, 2000
                                                  Registration No. 333- ________
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        ------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                        ------------------------------

                             VICINITY CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                        77-0414631
 (State of Incorporation)                   (I.R.S. Employer Identification No.)
                        ------------------------------
                            1135A San Antonio Road
                          Palo Alto, California 94303
          (Address of Principal Executive Offices including Zip Code)
                        ------------------------------

                VICINITY CORPORATION 1995 STOCK OPTION PLAN AND
             VICINITY CORPORATION 1996 INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plan)
                        ------------------------------

          Emerick M. Woods                                    Copy to:
       Chief Executive Officer                      Christopher L. Kaufman, Esq.
        Vicinity Corporation                        Anthony J. Richmond, Esq.
       1135A San Antonio Road                           Latham & Watkins
    Palo Alto, California 94303                     135 Commonwealth Drive
           (650) 237-0300                           Menlo Park, California 94025
                                                          (650) 328-4600
                     -------------------------------------
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code for Agent for Service)
                        ------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed            Maximum
                                                        Amount            Maximum           Amount of         Amount of
       Title of Securities to be Registered              to be        Offering Price        Aggregate       Registration
                                                     Registered(1)     Per Share(2)     Offering Price(2)      Fee(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value...................     983,568             $3.39             $3,334,296         $881
                                                       shares(3)
---------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the Vicinity Corporation 1995 Stock Option Plan and the Vicinity Corporation 1996 Incentive Stock Option Plan (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Vicinity Corporation (the "Corporation").
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on (i) the per share weighted average exercise price $0.10 of previously granted options under the Vicinity Corporation 1995 Stock Option Plan (the "1995 Plan") exercisable for 2,813 shares, plus (ii) the per share weighted average exercise price $3.40 of previously granted options under the Vicinity Corporation 1996 Incentive Stock Option Plan (the "1996 Plan ") for 980,755 shares.
(3) Represents 2,813 shares issuable under the 1995 Plan and 980,755 shares issuable under the 1996 Plan.

Proposed sale to take place as soon after the effective date of the Registration
          Statement as options granted under the Plan are exercised.

===============================================================================

                                 Total Pages 9
                            Exhibit Index on Page 7

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

  The following documents which we filed with the Commission are incorporated by reference into this registration statement:

     (a) Our Prospectus filed pursuant to Rule 424(b) under the Securities Act as filed with the Commission (File No. 333-90253), together with any amendments filed with the Commission; and

     (b) The description of Common Stock contained in our registration statement on Form 8-A (File No. 000-29365) filed with the Commission on February 7, 2000 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of amending such description.

     The financial statements and financial statement schedule of Vicinity Corporation as of July 31, 1998 and 1999 and for each of the years in the three-year period ended July 31, 1999, have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, and incorporated by reference herein and upon authority of said firm as experts in accounting and auditing.

     In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

  Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

  Our Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the

Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws. The Registrant may obtain liability insurance for its officers and directors.

  Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

  We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in the Bylaws. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

  Not Applicable.

Item 8.  Exhibits.
         --------

  See Index to Exhibits on Page 7.

Item 9.  Undertakings.
         ------------

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, Vicinity Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 7th day of February, 2000.

                                    Vicinity Corporation

                                    By: /s/ Emerick M. Woods
                                      Emerick M. Woods
                                      Chief Executive Officer

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Emerick M. Woods and David Seltzer and each of them, with full power of substitution and resubstitutions and full power to act without the other, his or her true and lawful attorneys-in-fact and agents to act for him or her in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments) and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on February 7, 2000.

Signature                                    Title
---------                                    -----

 /s/ Emerick M. Woods                        Chief Executive Officer and Director
------------------------------               (Principal Executive Officer)
Emerick M. Woods

 /s/ David Seltzer                           Chief Financial Officer (Principal
------------------------------               Financial and Accounting Officer)
David Seltzer

 /s/ Herbert M. Dwight, Jr.                  Chairman of the Board of Directors
------------------------------
Herbert M. Dwight, Jr.

 /s/ Jon Callaghan                           Director
------------------------------
Jonathan Callaghan

 /s/ Jim Geddes                              Director
------------------------------
James J. Geddes, Jr.

 /s/ Fred Gibbons                            Director
------------------------------
Fred Gibbons

 /s/ Peter Mills                             Director
------------------------------
Peter Mills

 /s/ Norman Nie                              Director
------------------------------

Norman Nie

 /s/ Michael Sears                           Director
---------------------------------------
Michael Sears

 /s/ Peter Ziebelman                         Director
---------------------------------------
Peter Ziebelman

                               INDEX TO EXHIBITS

Exhibit                                                                           Page
Number                                                                            Number
------                                                                            ------
 5.1       Opinion of Latham & Watkins.                                              8

23.1       Consent of Latham & Watkins (included in Exhibit 5.1).                    8

23.2       Consent of KPMG LLP.                                                      9

24.1       Power of Attorney (included on page 5 of this registration statement).    5

________________________